Exhibit 32
UNISOURCE ENERGY CORPORATION
TUCSON ELECTRIC POWER COMPANY
STATEMENTS OF CORPORATE OFFICERS
(Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
Each of the undersigned, Paul J. Bonavia, Chairman of the Board, President and Chief Executive Officer of UniSource Energy Corporation and Tucson Electric Power Company (each a “Company”), and Kevin P. Larson, Senior Vice President, Treasurer and Chief Financial Officer of each Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that each Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of such Company.
October 27, 2010

/s/ Paul J. Bonavia
Paul J. Bonavia
Chairman of the Board, President and Chief Executive Officer UniSource Energy Corporation Tucson Electric Power Company

/s/ Kevin P. Larson
Kevin P. Larson
Senior Vice President, Treasurer and Chief Financial Officer UniSource Energy Corporation Tucson Electric Power Company